Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Security Federal Corporation

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated June 10, 2009, relating to the consolidated financial statements which appear in Security Federal Corporation’s Annual Report on Form 10-K for the year ended March 31, 2009.  We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/Elliott Davis, LLC

Columbia, South Carolina
July 9, 2009